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                                                                       EXHIBIT E


                            FORM OF NOTE TO EVIDENCE
                              BORROWINGS FROM BANK

US $ [Amount]                                                             [Date]


                  FOR VALUE RECEIVED, the undersigned borrower ("Borrower"), hereby promises to pay to the [Bank Name] ("Bank"), at the lending office of the Bank or at such other place as the holder hereof shall designate in accordance with the below-referenced Agreement, the unpaid principal amount of each loan made to the Borrower by the Bank under the Agreement referred to below in U.S. Dollars and in immediately available funds on the respective maturity date for such loan with interest on the unpaid principal amount of each such loan (as well as any overdue payments and overdue interest) as specified in the Agreement [if Note is a "grid" note, the following language will be included: and as may be set forth on the schedule attached hereto].
                  The Note is expressly subject to the terms of that certain Agreement ("Agreement") dated [Date] between the Borrower and the Bank, which provides, among other things, for the acceleration of the maturity hereof upon the occurrence of certain events specified therein. The Borrower hereby waives demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration, protest and diligence in collection.
                  This Note may be prepaid in whole or in part to the extent set forth in the Agreement.
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                  [If Note is a "grid" note, the following language will be
included: The Bank shall record on the schedule attached hereto (including additional pages, if any) an appropriate notation evidencing the date, amount, rate of interest and due date of each loan as well as the date and amount of each payment by the undersigned in respect thereto. The obligation of the Borrower to repay each loan made hereunder shall be absolute and unconditional notwithstanding any failure of the Bank to enter such amounts on the schedule attached hereto. In the event of a disagreement as to the terms of a transaction, the Bank's records shall govern, absent manifest error.]

                  This Note shall be governed by and construed in accordance with the laws of the State of New York.

                                                     [Bank Name]


                                                     By
                                                       -------------------------
                                                         Title:

                                                     [Borrower Name]


                                                     By
                                                       -------------------------
                                                         Title:


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